UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2026

Entergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11299	72-1229752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 Loyola Avenue, New Orleans, Louisiana		70113
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
Common Stock, $0.01 Par Value	ETR	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.
Settlement of At the Market Forward Confirmation Sales
As previously disclosed, pursuant to its at the market equity distribution program (the “ATM Program”) relating to shares of Entergy Corporation’s (the “Company”) common stock, par value $0.01 per share (the “Common Stock”), the Company entered into supplemental confirmations pursuant to a master forward confirmation executed by and between the Company and a counterparty to the ATM Program on each of September 10, 2024, and September 25, 2024, each of which was supplemented by a separate Notice of Calculation Agent Adjustment to Issuer Share Forward Sale Transaction dated December 13, 2024 (collectively, as so supplemented the “ATM Forward Sale Agreements”). See Note 7 to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and Note 3 to the financial statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, for more information relating to the ATM Forward Sale Agreements.
On June 22, 2026, the Company physically settled its obligations under the ATM Forward Sale Agreements by delivering an aggregate of 2,057,826 shares of Common Stock in exchange for total cash proceeds of approximately $126 million. After such settlement, the Company has no outstanding forward sale agreements under the ATM Program.
Settlement of Underwritten Forward Sale Agreements
As previously disclosed, on March 17, 2025, the Company entered into underwritten forward sale agreements (each an “Underwritten Forward Sale Agreements”) with several counterparties relating to an aggregate of 17,796,401 shares of Common Stock.
On June 22, 2026, the Company physically settled a portion of its obligations under the Underwritten Forward Sale Agreements by delivering an aggregate of 6,650,417 shares of Common Stock in exchange for total cash proceeds of approximately $546 million. As of June 22, 2026, after the settlement of these obligations, the Company has outstanding Underwritten Forward Sale Agreements relating to 11,145,984 shares of common stock, which, if physically settled at June 22, 2026, would result in proceeds to the Company of approximately $915 million. The shares outstanding under the Underwritten Forward Sale Agreements do not include the additional 19,247,788 shares that are the subject of underwritten forward sale agreements executed by the Company with several counterparties on May 5, 2026.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Barrett E. Green
Barrett E. Green Vice President and Treasurer

Dated: June 23, 2026